ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller	20100855266-45
Secretary of State	Filing Date and Time: 11/15/2010 12:30 PM
State of Nevada	Entity Number: E0549192010-9

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	BLUE SUN MEDIA, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: CSC Services of Nevada, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 502 EAST JOHN STREET; City: CARSON CITY; Nevada; Zip Code: 89706 Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 520,000,000; Par value per share: $ .0001; Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: BRAD GERMAN Street Address: 1108 ST. JOSEPH DRIVE; City: ST. JOSEPH; State: MI; Zip Code: 49085 2) Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY AND ALL LAWFUL BUSINESS PERMITTED UNDER U.S. AND NEVADA LAWS.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: JAMES M. SCHNEIDER; X [signature] Incorporator Signature Address: 2200 N.W. CORPORATE BLVD., SUITE 210; City: BOCA RATON; State: FL; Zip Code: 33431
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* CSC Services of Nevada, Inc. X By: [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity; Date: 11/15/10

This form must be accompanied by appropriate fees.

(Continued)

3. **Shares:** The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be Five Hundred Twenty Million (520,000,000), of which 500,000,000 shares shall be designated Common Stock, par value $.0001 per share, and 20,000,000 shares shall be designated Preferred Stock, par value $.0001 per share.

Classes and series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such classes or series of Preferred Stock as adopted by the Board of Directors.

8. **Limitation on Liability:** No director or officer of the corporation shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of distributions in violation of the Nevada Revised Statutes.

9. **Indemnification:** To the fullest extent permitted by the Nevada Revised Statutes, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Nevada Revised Statutes, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

10. Control Share Acquisitions: The corporation expressly elects not to be governed by the provisions of N.R.S. 78.378 to N.R.S. 78.3793, as amended from time to time, relating to acquisitions of controlling interests in the corporation.

11. Interested Stockholder Transactions: The corporation expressly elects not to be governed by the provisions of N.R.S. 78.411 to N.R.S. 78.444, as amended from time to time, relating to combinations with interested stockholders.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BLUE SUN MEDIA, INC.**, did on November 15, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 16, 2010.

ROSS MILLER
Secretary of State

Certified By: Sandra Kraatz
Certificate Number: C20101115-2299
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Instructions for Initial List, Registered Agent and State Business License Application

ATTENTION: You may now file your initial or annual list online at www.nvsos.gov

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

***ATTENTION* – Effective October 1, 2009,** filing and payment of the State Business License will be processed by the Secretary of State's office. Entities that are required to file an initial or annual list of officers with the Secretary of State are now required to file for the State Business License at the time their list is due as part of the annual list filing, unless specifically exempt. The State Business License fee is $200. Those holding a current State Business License may receive a proration credit for the unexpired portion of their current State Business License.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1. The *NAME* and *FILE NUMBER* of the entity *EXACTLY* as it is registered with this office.
2. The *FILING PERIOD* is the month and year of filing TO the month and year 12 months from that date. Example: if the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.
3. The name and address of the *REGISTERED AGENT and OTHER* names and addresses as required on The list should be entered in the boxes provided on the form. Limited-Liability Companies MUST Indicate whether *MANAGER or MANAGING MEMBER* is being listed.
4. If qualified for the statutory exemption from the State Business License, enter the applicable code in the area provided. If you have a current State Business License, enter the expiration date in the area provided for proper proration of business license fees.
5. The *SIGNATURE*, including his/her title and date signed MUST be included in the areas provided at the bottom of the form.
6. Completed *FORM, FEES and applicable PENALTIES* must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

The filing fee for an initial list is $125.00, in addition to the State Business License. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee. Nonprofit corporation initial lists are $25.00.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $125.00 fee.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE:
Regular and Expedited Filings

Secretary of State
Status Division
202 North Carson Street
Carson City NV 89701-4201
Phone: 775-684-5708
Fax: 775-684-7123

SATELLITE OFFICES:
Expedited Filings Only

Secretary of State – Las Vegas
Commercial Recordings Division
555 East Washington Ave, Suite 5200
Las Vegas NV 89101
Phone: 702-486-2880
Fax: 702-486-2888

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

E0549192010-9

100101

BLUE SUN MEDIA, INC.

NAME OF CORPORATION

FOR THE FILING PERIOD OF NOV, 2010 TO NOV, 2011. Due by Dec 31, 2010

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

CSC SERVICES OF NEVADA, INC.
502 EAST JOHN STREET
CARSON CITY NV 89706

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☒ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. List fee is $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the deadline.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

- ☐ Pursuant to NRS, this entity is exempt from the business license fee. Exemption code: ____
- ☐ Month and year your State Business License expires: __ 20__
- ☐ This corporation is a publicly traded corporation. The Central Index Key number is: ____
- ☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
BRAD GERMAN	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
1108 ST. JOSEPH DRIVE	ST. JOSEPH	MI	49085
NAME	TITLE(S)		
BRAD GERMAN	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
1108 ST. JOSEPH DRIVE	ST. JOSEPH	MI	49085
NAME	TITLE(S)		
BRAD GERMAN	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
1108 ST. JOSEPH DRIVE	ST. JOSEPH	MI	49085
NAME	TITLE(S)		
BRAD GERMAN	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE
1108 ST. JOSEPH DRIVE	ST. JOSEPH	MI	49085

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]

Signature of Officer

Title: PRESIDENT

Date: 11/16/2010